Exhibit 99.1

InfoSpace Announces Corporate Restructuring

BELLEVUE, Wash. (April 4, 2003) – Following the completion of an in-depth analysis of the InfoSpace, Inc. (NASDAQ: INSP) business, the Company today announced that as part of the process of redefining its focus on core business strategies, the company will effect a workforce reduction of approximately 115 positions.

With today’s restructuring, InfoSpace’s worldwide employee base totals approximately 475.

About InfoSpace, Inc.

InfoSpace, Inc. (NASDAQ: INSP) provides wireless and Internet software and application services. The Company develops software technologies that enable customers to efficiently offer a broad array of network-based services under their own brand to any device. InfoSpace corporate information can be found at http://www.infospaceinc.com/.

This release contains forward-looking statements regarding the Company’s workforce restructuring. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s Annual Report on Form 10-K, in the section entitled “Factors Affecting Our Operating Results, Business Prospects and Market Price of Stock.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Contacts

InfoSpace, Inc.

Adam Whinston

(425) 201-8946

adam.whinston@infospace.com